UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On September 27, 2012, Capital Trust, Inc. (“Capital Trust”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Huskies Acquisition LLC (the “Purchaser”), an affiliate of The Blackstone Group L.P. (“Blackstone”), pursuant to which, among other things, Capital Trust will (i) sell its investment management and special servicing business, including, CT Investment Management Co., LLC (“CTIMCO”) and related private investment fund co-investments, to the Purchaser, for a purchase price of $20,629,004, subject to adjustment (the “Investment Management Business Sale”) and (ii) issue and sell to the Purchaser 5,000,000 shares (the “New CT Shares”) of its class A common stock, par value $0.01 per share (“Common Stock”), for a purchase price of $10,000,000 (the “Purchaser Investment”).

Upon the closing of the Investment Management Business Sale and the Purchaser Investment (the “Closing”), Capital Trust will remain publicly traded and listed on the New York Stock Exchange, under the management of the New CT Manager (as defined below), and Capital Trust’s stockholders will retain their investment in the Common Stock. Capital Trust will retain its interest in CT Legacy REIT Mezz Borrower, Inc., a vehicle formed to finance certain legacy assets in connection with Capital Trust’s March 31, 2011 comprehensive debt restructuring (“CT Legacy REIT”), as well as its existing cash balances (as reduced to fund the Special Dividend (as defined below), carried interest in CT Opportunity Partners I, L.P. and retained interests in three collateralized debt obligations sponsored by Capital Trust.

Sale of Investment Management Business

Capital Trust will, subject to the terms and conditions of the Purchase Agreement, sell to the Purchaser the following:

•	all of the issued and outstanding limited liability company interests in CTIMCO, through which Capital Trust operates its investment management and special servicing business;

•

all of the issued and outstanding limited liability company interests in CT OPI Investor, LLC, the entity through which Capital Trust co-invested as a limited partner in CT Opportunity Partners I, L.P., an investment fund managed by CTIMCO; and

•

all of the issued and outstanding limited liability company interests in CT High Grade Partners II Co-Invest, LLC, the entity through which Capital Trust co-invested as a non-managing member of CT High Grade Partners II, LLC, an investment fund managed by CTIMCO.

The Purchase Agreement contemplates that, immediately prior to the Closing, CTIMCO will own all 100 outstanding shares of class A preferred stock, par value $0.001 per share (the “CTLR Preferred Stock”), of CT Legacy REIT. The CTLR Preferred Stock is entitled to $7.5 million per annum of preferential dividends that step down in January 2013 to the greater of 2.5% of assets and $1.0 million per annum.

Purchaser Investment

Capital Trust will, subject to the terms and conditions of the Purchase Agreement, issue and sell the New CT Shares to the Purchaser at the Closing. Upon consummation of the sale of the New CT Shares, the Purchaser will own approximately 18.2% of the outstanding Common Stock.

Special Dividend of $2.00 Per Share Payable Contingent Upon Closing

The Purchase Agreement requires Capital Trust’s board of directors (the “Board”) to declare a special cash dividend of $2.00 per share, subject to decrease for any interim dividends, payable to holders of record of Common Stock on the record date for the special meeting of stockholders (the “Special Meeting”) to be called in connection with the transactions contemplated by the Purchase Agreement (the “Transactions”). The record date for the Special Meeting is expected to be set shortly before Capital Trust mails the proxy statement that will be used to solicit proxies from stockholders for use at the Special Meeting. The payment of the special dividend is contingent upon the Closing and will be paid as soon as practicable following the Closing. Purchaser will not be entitled to participate in the special dividend in respect of the shares of Common Stock to be issued pursuant to the Purchaser Investment.

New Management Agreement

As a condition to the Closing, the Purchase Agreement requires Capital Trust, among other things, to enter into a new management agreement (the “New Management Agreement”) with the New CT Manager, pursuant to which Capital Trust will become managed by the New CT Manager pursuant to the terms and conditions of the New Management Agreement. For additional information relating to the New Management Agreement, see “—New Management Agreement to Be Entered Into Upon Closing” below in this Item 1.01.

Right of the Purchaser to Designate Two Directors

The Purchase Agreement provides that, effective as of the Closing, the Purchaser will be entitled to designate two directors to the Board, one of whom will be appointed as Chairman of the Board and, until such time as the Purchaser and its affiliates collectively have disposed of more than 50% of the New CT Shares, Capital Trust will nominate for election to the Board two director nominees designated by the Purchaser at each annual or special meeting or Capital Trust’s stockholders at which directors are to be elected, use best efforts to cause the elections of such Purchaser designees, and ensure that the Board shall be comprised of no more than eight members unless otherwise agreed in writing by the Purchaser. The Purchaser will also be entitled to proportionate representation on each committee of the Board, other than Capital Trust’s audit and compensation committees.

Certain Covenants; Termination and Representations and Warranties

The parties to the Purchase Agreement have agreed to a variety of customary covenants that are subject to various limitations specified in the Purchase Agreement, including, among others, the following:

•	Capital Trust has generally agreed to operate its business in the ordinary course consistent with past practices between the execution and delivery of the Purchase Agreement and the Closing.

•

Capital Trust has agreed not to (A) solicit proposals relating to alternative acquisition transactions or (B) enter into discussions concerning or provide confidential information in connection with proposed alternative acquisition transactions, subject to certain limited exceptions to permit the Board to comply with its fiduciary duties.

•

Capital Trust has agreed that the Board will recommend that Capital Trust’s stockholders approve the Transactions and, subject to certain limited exceptions to permit the Board to comply with its fiduciary duties, may not, among other things, withhold, withdraw, amend or modify that recommendation in a manner adverse to the Purchaser (a “Change in CT Board Recommendation”). If there is a Change in CT Board Recommendation or in certain other circumstances, the Purchaser may terminate the Purchase Agreement and, upon such termination, Capital Trust would be required to reimburse the Purchaser for all its costs and expenses in connection with the Transactions and the pursuit and negotiation thereof, subject to a cap of $1.5 million (“Transaction Expenses”).

Each party may be required to pay the other party’s Transaction Expenses if the Purchase Agreement is terminated in certain other circumstances. The Purchase Agreement also contains customary representations and warranties.

Indemnification

The Purchase Agreement provides that each of Capital Trust and the Purchaser will, subject to certain exceptions, indemnify each other for losses suffered due to, among others things, breaches of representations and warranties or covenants contained in the Purchase Agreement or the other transaction documents. Indemnification under the Purchase Agreement for breaches of certain representations and warranties is limited to damages exceeding $500,000 and is capped at a maximum of $10,000,000.

Charter Amendment

Capital Trust is required to amend its charter to include a provision which provides, among other things, subject to certain exceptions, that none of Blackstone or its affiliates, Capital Trust’s directors or any person Capital Trust’s directors control shall have any duty to refrain directly or indirectly from engaging in business opportunities or competing with Capital Trust (the “Charter Amendment”). The Charter Amendment, which is to be implemented upon the Closing, is qualified in its entirety by reference to the complete form of Charter Amendment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”) and incorporated herein by reference.

Vesting of Restricted Stock

Pursuant to the terms of the Purchase Agreement, any vesting requirement or transfer restriction applicable to each share of restricted stock granted under Capital Trust’s equity incentive plans outstanding as of the date of the Closing will be deemed satisfied or lapsed, as applicable, and each such share of restricted stock will be deemed 100% vested and non-forfeitable.

Closing Conditions and Expected Time of Closing

The Closing is subject to several conditions, including the amendment of certain organizational and operational documents of the funds managed by CTIMCO, the requirement that Capital Trust have at least $5,000,000 of cash and cash equivalents at Closing, the New CT Shares being approved for listing on the NYSE, approval by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, no material adverse effect on Capital Trust’s business, and other customary closing conditions. The parties currently expect to close the Transactions in late 2012 or early 2013.

This description of the Purchase Agreement is qualified in its entirety by reference to the complete terms of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual or financial information about Capital Trust or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Purchaser or Capital Trust or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Capital Trust. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Capital Trust and the Transactions that will be contained in or attached as an annex to the proxy statement that Capital Trust will be filing in connection with the Transactions, as well as in the other filings that Capital Trust makes with the Securities and Exchange Commission.

Amendment to Bylaws to Exempt the Purchaser, Blackstone and their Affiliates from the Maryland Control Share Acquisition Act; Exemption from Maryland Business Combination Act

Pursuant to the terms of the Purchase Agreement, effective September 27, 2012, Capital Trust amended its bylaws to provide that the Maryland Control Share Acquisition Act (or any successor statute) will not apply to any acquisition of shares of Common Stock by the Purchaser or any person or entity that is an affiliate of the Purchaser as of September 27, 2012 or Blackstone or any of its affiliates. The bylaw amendment also provides that, unless the Purchase Agreement is terminated pursuant to its terms, the bylaw amendment may not be altered or repealed without the consent of the Purchaser or Blackstone, as applicable.

This description of the amendment to Capital Trust’s bylaws is qualified in its entirety by reference to the complete terms of the amendment to Capital Trust’s bylaws, which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

In addition, immediately prior to entering into the Purchase Agreement, the Board irrevocably resolved that any “business combination” as defined under the Maryland Business

Combination Act (a “Business Combination”) between Capital Trust and the Purchaser or any of its affiliates or between Capital Trust and Blackstone or any of its affiliates is exempt from the Maryland Business Combination Act; provided, however, that none of the Purchaser or any of its affiliates or Blackstone or any of its affiliates shall enter into any Business Combination with Capital Trust without the prior approval of at least a majority of the directors of Capital Trust who are not affiliates or associates of the Purchaser or Blackstone. This exemption will terminate if the Purchase Agreement is terminated.

New Management Agreement to Be Entered Into Upon Closing

Upon the Closing, Capital Trust will enter into the New Management Agreement with an affiliate of Blackstone (the “New CT Manager”) pursuant to which Capital Trust will be managed by the New CT Manager. The New Management Agreement will require the New CT Manager to manage Capital Trust’s investments and its day-to-day business and affairs in conformity with Capital Trust’s investment guidelines (the “Investment Guidelines”) and other policies that are approved and monitored by the Board. Among other things, the New CT Manager will be responsible for (i) the selection, the origination or purchase and the sale, of Capital Trust’s portfolio investments, (ii) Capital Trust’s financing activities and (iii) providing Capital Trust with investment advisory services. The New CT Manager’s role as manager will be under the supervision and direction of the Board.

Pursuant to the terms of the New Management Agreement, Capital Trust will pay the New CT Manager a base management fee in an amount equal to the greater of: (i) $250,000 per annum; and (ii) 1.50% per annum of Equity (as such term is defined in the New Management Agreement). Based on the calculation of Equity in the New Management Agreement, unless Equity is increased, the base management fee is expected to be $250,000 per annum. In addition, pursuant to the terms of the New Management Agreement, the New CT Manager may earn a quarterly incentive fee equal to 20% of the amount equal to the prior 12 months Core Earnings (as defined in the New Management Agreement) minus 7% of the prior 12 months Equity, as reduced by the incentive fees for the first three quarters of the prior 12-month period, subject to a three-year look back requiring positive Core Earnings for the look back period.

This description of the form of New Management Agreement is qualified in its entirety by reference to the form of New Management Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Amendment of the Tax Benefits Preservation Rights Agreement

Capital Trust previously entered into the Tax Benefits Preservation Rights Agreement, dated as of March 3, 2011, by and between Capital Trust and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”), which is intended to deter an “ownership change,” as defined for purposes of Section 382 of the Internal Revenue Code, to preserve its net operating and capital losses. Pursuant to the terms of the Purchase Agreement, on September 27, 2012, Capital Trust entered into an amendment (the “Amendment”) to the Rights Agreement, which, among other things, renders the Rights Agreement inapplicable to the Transactions. The Amendment further provides that neither Blackstone nor its affiliates will become an “Acquiring Person” (as defined in the Rights Agreement) or otherwise trigger the Rights Agreement unless their percentage of ownership of Common Stock exceeds their percentage of ownership of Common Stock immediately following the Closing. Based on the number of shares of Common Stock outstanding as of the date of this Form 8-K, Blackstone would beneficially own 18.2% of the Common Stock under the Rights Agreement upon the Closing. Accordingly Blackstone and its affiliates could not increase their ownership of the Common Stock above 18.2% without triggering the Rights Agreement, unless the Board approved of any such increase in ownership.

This description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, which is attached as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Voting Agreement Between the Purchaser and Berkley

In order to induce the Purchaser to enter into the Purchase Agreement, and as a condition to its doing so, simultaneously with the execution and delivery of the Purchase Agreement on September 27, 2012, W. R. Berkley Corporation (“W. R. Berkley”), Admiral Insurance Company, Berkley Insurance Company, Berkley Regional Insurance Company and Nautilus Insurance Company (collectively, the “Berkley Stockholders”), which collectively beneficially own approximately 17.1% of the issued and outstanding Common Stock, entered into a voting agreement with the Purchaser (the “Voting Agreement”). Pursuant to the Voting Agreement, the Berkley Stockholders have agreed to, and to cause any other holder of record of any shares of Common Stock beneficially owned by the Berkley Stockholders, together with any shares of Common Stock acquired by any of the Berkley Stockholders after September 27, 2012 (collectively, the “Covered Shares”), to vote all the Covered Shares in favor of the Transactions and against alternative acquisition transactions or any other action that could reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Transactions or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Capital Trust under the Purchase Agreement.

The Voting Agreement further provides that it terminates upon the earliest of (i) the Closing, (ii) the termination of the Purchase Agreement in accordance with its terms, (iii) written notice of termination of the Voting Agreement by the Purchaser to the Berkley Stockholders, (iv) June 27, 2013, (v) any amendment or modification to the Purchase Agreement or any transaction document, including the New Management Agreement, that could reasonably be expected to be adverse to Capital Trust in any material respect, including, but not limited to, any amendment that (a) has the effect of decreasing the purchase price paid to Capital Trust relative to the Investment Management Business Sale and the Purchaser Investment or (b) has the effect of decreasing the amount of the Purchaser’s assumed liabilities pursuant to the Purchase Agreement and (vi) a Change in CT Board Recommendation.

This description of the Voting Agreement is qualified in its entirety by reference to the complete terms of the Voting Agreement, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Letter Agreement with W. R. Berkley Corporation

As an inducement to W. R. Berkley entering into the Voting Agreement, Capital Trust entered into a letter agreement with Berkley (the “Letter Agreement”) pursuant to which Capital Trust agreed, subject to the terms of the Letter Agreement and certain limited exceptions contained therein, that, effective as of the Closing, in addition to any vote required by law and Capital Trust’s charter and bylaws, Capital Trust will not undertake or agree to undertake, or permit any direct or indirect subsidiary to undertake or agree to undertake, any Qualified Offering (as defined below) unless such Qualified Offering shall have been approved by a majority of the members of the Board that are “independent” in accordance with the rules of the NYSE or such other securities exchange on which the shares of Common Stock are listed (the “Independent Directors”). The requirement to obtain Independent Director approval will terminate upon the closing of the first Qualified Offering. For purposes of the Letter Agreement, a “Qualified Offering” means any equity financing, including without limitation any registered public offering, pursuant to which Capital Trust or any direct or indirect subsidiary of Capital Trust issues equity securities (including any securities, indebtedness or other instruments convertible into Common Stock or other equity securities of Capital Trust or any direct or indirect subsidiary and excluding securities issued pursuant to any outstanding warrants, any outstanding or future employee or director equity awards or any securities issued to Capital Trust or any direct or indirect subsidiary of Capital Trust), and (i) that is commenced after the Closing and (ii) the expected gross proceeds of which, when taken together with the gross proceeds of all the other such offerings commenced after the Closing, exceeds $30 million.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the complete terms of the Letter Agreement, which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Registration Rights Agreement to be Entered Into Upon Closing

Pursuant to the terms of the Purchase Agreement, upon the Closing, Capital Trust will enter into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the terms and subject to the conditions contained in the Registration Rights Agreement, beginning one year after the Closing, the Purchaser will:

•	have the right to require Capital Trust to prepare and file a shelf registration statement relating to the resale of the New CT Shares by the Purchaser (a “Shelf Registration Statement”);

•

to the extent Capital Trust has not effected or is not diligently pursuing a Shelf Registration Statement, have the right to require Capital Trust to file up to four registration statements on demand for the resale of the New CT Shares; and

•	have certain “piggyback” registration rights with respect to resale of the New CT Shares.

This description of the form of Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Additional Information

In connection with the proposed Transactions, Capital Trust, Inc. will file a proxy statement and other documents with the SEC. Capital Trust shareholders are advised to read the proxy statement when it becomes available because it will contain important information regarding Capital Trust and the Transactions. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by Capital Trust with the SEC at the SEC’s website at http://www.sec.gov.

Capital Trust and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Capital Trust’s shareholders in connection with the Transactions. Information concerning the names, affiliations and interests of Capital Trust’s directors and executive officers is set forth in Capital Trust’s Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2012, and will be described in the proxy statement relating to the transaction contemplated in the definitive agreement (when it becomes available).

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to completion of the Transactions, future financial results and business prospects. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties including, but not limited to, the potential failure to obtain required shareholder approval, the failure of closing conditions to be satisfied, the possibility that the Transactions will not be consummated, the possibility that the anticipated benefits from the Transactions will not be realized, or will not be realized within the expected time period, the possibility that Capital Trust will be unable to resume its business as anticipated, the risk that Capital Trust’s management team will not be integrated successfully into the Blackstone business, the potential for disruption in CTIMCO’s relationship with private equity investors resulting from the consummation of the Transactions, the performance of Capital Trust’s investments, the timing of collections, its capability to repay indebtedness as it comes due, competition for servicing and investment management assignments, its ability to originate investments, the availability of capital and Capital Trust’s tax status, as well as other risks indicated from time to time in Capital Trust’s Form 10-K and Form 10-Q filings with the SEC. Capital Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Purchase Agreement” is hereby incorporated herein by reference. As disclosed under the heading “Purchase Agreement” in Item 1.01 above, on September 27, 2012, Capital Trust agreed to sell the New CT Shares to the Purchaser. This sale will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The New CT Shares will be sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. Blackstone has provided a written representation that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and Capital Trust has not engaged in general solicitation in connection with the offer or sale of the New CT Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above under the heading “Amendment of the Tax Benefits Preservation Rights Agreement” is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained under the heading “Amendment to Bylaws to Exempt the Purchaser, Blackstone and their Affiliates from the Maryland Control Share Acquisition Act; Exemption from Maryland Business Combination Act” in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

Date: October 3, 2012
	By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of September 27, 2012, by and between Capital Trust, Inc. and Huskies Acquisition LLC (the “Purchase Agreement”).

3.1	Second Amendment to Second Amended and Restated Bylaws of Capital Trust, Inc.

4.1	First Amendment to Rights Agreement, dated as of September 27, 2012, by and between Capital Trust, Inc. and American Stock Transfer & Trust Company, LLC.

10.1	Form of Management Agreement by and between Capital Trust, Inc. and an affiliate of The Blackstone Group L.P. (Exhibit C to Purchase Agreement)

10.2	Voting Agreement, dated September 27, 2012, by and among Huskies Acquisition LLC, W. R. Berkley Corporation, Admiral Insurance Company, Berkley Insurance Company and Nautilus Insurance Company.

10.3	Letter Agreement, dated September 27, 2012, between W. R. Berkley Corporation and Capital Trust, Inc.

10.4	Form of Registration Rights Agreement, by and between Capital Trust, Inc. and Huskies Acquisition LLC. (Exhibit E to Purchase Agreement)

99.1	Form of Charter Amendment to be implemented upon the Closing (Exhibit B to Purchase Agreement)

11